Exhibit 1.1

UNDERWRITING AGREEMENT

between

CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED

(the “Company”)

and

REVERE SECURITIES, LLC

(the “Representative”)

CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED

UNDERWRITING AGREEMENT

November __, 2023

Revere Securities, LLC

650 Fifth Avenue, 35th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned, CCSC Technology International Holdings Limited, a holding company incorporated under the laws of the Cayman Islands (the “Company”), hereby confirms its agreement (this “Agreement”) with Revere Securities, LLC (the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” and, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Shares.

1.1.  Firm Shares.

1.1.1. Purchase of Firm Shares. On the basis of the representations and warranties herein contained, upon the terms and subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of [●] ordinary shares (individually a “Firm share” and collectively, the”Firm Shares”) of the Company, par value $(U.S).0005 per share (the “Ordinary Shares”) as set forth opposite their respective names on Schedule 1-A hereto, at a purchase price (net of discounts and commissions) of $[●] per Firm Share, being equal to 92.5% of the public offering price of the Firm Shares. The Firm Shares are to be offered initially to the public at the offering price of [$x.xx], as set forth on the cover page of the Prospectus (as defined in Section 2.1 hereof).

1.1.2. Payment and Delivery. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York City time, on the second (2nd) Business Day (as defined below) following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:00 p.m., New York City time), or at such other time as shall be agreed upon by the Representative and the Company, at the offices of Becker & Poliakoff LLP,(the “Representative’s Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The date of delivery and payment for the Firm Shares is called the “Closing Date.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or through the full, fast transfer facilities of TheDepository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or any other day on which commercial banks in The City of New York, New York, are authorized or required by law to remain closed; provided, however, that, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority, so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York, are generally open for use by customers on such day.

1.2.  Over-Allotment Option.

1.2.1. Option Shares. For the purpose only of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option to purchase up to [ ● ] additional Ordinary Shares, representing fifteen percent (15%) of the total number of Ordinary Shares offered in the offering (the “Option Shares”), from the Company (the “Over-Allotment Option”). The Option Shares shall be purchased for the account of each of the several Underwriters in the same proportion as the number of Firm Shares, set forth opposite such Underwriter’s name on Schedule 1-B hereto, bears to relative to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions). No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is herein referred to as the “Offering.”

1.2.2.  Exercise of Option. The Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Closing Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby shall be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed by electronic mail setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the electronic confirmation notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Becker & Poliakoff LLP or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and, subject to the terms and conditions set forth herein, the Underwriters, acting severally and not jointly, shall purchase the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3 Advisory Fee. The Company previously paid the Representative an initial advisory fee of $40,000 upon execution of the engagement letter between the Company and the Representative dated June 7, 2023. The Company will pay to the Representative an additional advisory fee of $30,000 upon the closing of the Offering.

2.  Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and any amendment or amendments thereto, on Form F-1 (File No. 333-270741), including any related prospectus or prospectuses, for the registration of the Public Securities and the Representative’s Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). The conditions for use of Form F-1, as set forth in the General Instructions to such Form, to register the Public Securities and the Representative’s Securities under the Securities Act have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b).

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [●], 2023, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 5:00 p.m., New York City, New York, time, on the date of this Agreement.

“Company’s knowledge” means the actual knowledge of the executive officers of the Company after due inquiry.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) under the Securities Act (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 3-B hereto.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 3-B hereto, all considered together.

2.1.1.  Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. 001-[●]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Ordinary Shares. The registration of the Ordinary Shares under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2.  Stock Exchange Listing. The Ordinary Shares have been approved for listing on The Nasdaq Capital Market (the “Exchange”), subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3.  No Stop Orders, etc. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4.  Disclosures in Registration Statement.

2.4.1.  Compliance with Securities Act and 10b-5 Representation.

(i) At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and did or will, in all material respects, conform to the requirements of the Securities Act and the Securities Act Regulations. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s EDGAR filing system (“EDGAR”).

(ii)  Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)  The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date and at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following (i) the name of the Underwriters contained on the cover page of the Prospectus and (ii) the “Underwriting” section of the Prospectus (the “Underwriters’ Information”).

(iv)   Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2.  Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it or any of its properties is or may be bound or affected and that is (i) referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for such defaults that would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below). To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3.  Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4.  Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of material applicable federal, state, local and any applicable foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.5.  No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5.  Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, results of operations, business, assets or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, nor, to the Company’s knowledge, any change or development that, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no executive officer or director of the Company has resigned from any position with the Company.

2.5.2.  Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6. Disclosures in Commission Filings. None of the Company’s filings with, or other documents furnished to, the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. The Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7.  Independent Accountants. Marcum Asia CPAs LLP, the Company’s auditors (the “Auditor”), as successor to Friedman LLP , effective September 1, 2022, whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (“PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, after reasonable inquiry, the Auditor is currently registered and in good standing with the PCAOB. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, within the meaning of such term in Section 10A(g) of the Exchange Act.

2.8. Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial condition, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The “as adjusted” financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and, in the judgment of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, materially comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable. The Registration Statement, the Pricing Disclosure Package and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its direct or indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect Subsidiaries other than those listed in Exhibit 21.1 to the Registration Statement.

2.9.  Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into any class of Ordinary Shares of the Company, or any contracts or commitments to issue or sell any class of Ordinary Shares or any such options, warrants, rights or convertible securities.

2.10.  Valid Issuance of Securities, etc.

2.10.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the holders thereof have no contractual rights of rescission or the ability to require the Company to repurchase such securities, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Prior to the date hereof, all offers and sales of the outstanding Ordinary Shares, options, warrants and other rights to purchase or exchange such securities for the Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or based in part on the representations and warranties of the purchasers of such Ordinary Shares, or were sold to non-U.S. residents outside of the United States and exempt from such registration requirements. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.10.2. Securities Sold Pursuant to this Agreement. The Public Securities and Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and Representative’s Securities has been duly and validly taken.

2.11.  Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by the Company.

2.12. Validity and Binding Effect of Agreement. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered by the Company, will constitute, the legal valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except in each case: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.13.  No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and all other documents ancillary hereto and thereto, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in any violation of the provisions of the Company’s Memorandum and Articles of Association; (ii) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or as to which any property of the Company is subject; or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except, in the case of (ii) or (iii), for those breaches, violations or conflicts which (individually or in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change.

2.14.  No Defaults; Violations. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except, in each case, for those defaults which (individually or in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, order or decree of any Governmental Entity, except, in each case, for those violations which (individually and in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change.

2.15.  Corporate Power; Licenses; Consents.

2.15.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, licenses, certificates, clearances, permits and orders and supplements and amendments thereto (collectively, “Authorizations”) of and from all Governmental Entities required as of the date hereof for the Company to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except, in each case, where the failure to have such Authorizations (individually or in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change.

2.15.2.  Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, any Governmental Entity, or another body is required for the valid issuance, sale and delivery of the Public Securities and the Representative’s Securities and the consummation of the transactions contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities or blue-sky laws, the rules of The Nasdaq Stock Market, LLC and the rules and regulations of FINRA.

2.16.  D&O Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors and officers set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus provided to the Representative and its counsel, is, to the knowledge of the Company, true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate, incorrect or incomplete.

2.17.  Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened, against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in connection with the Company’s listing application for the listing of the Public Securities on the Exchange, and is required to be disclosed therein.

2.18.  Good Standing. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the Cayman Islands, as of the date hereof. The Company is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.19. Insurance. On the Closing Date the Company will carry or will be entitled to the benefits of insurance (including, without limitation, directors’ and officers’ insurance), with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect, except for directors’ and officers’ liability insurance which the Company will obtain within a reasonable time subsequent to the Closing and except where the failure to maintain such insurance would not have or reasonably be expected to result in Material Adverse Change. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.20  Transactions Affecting Disclosure to FINRA .

2.20.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.20.2.  Payments Within Twelve (12) Months. Except as disclosed in writing to the Representative or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments in connection with the Offering (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.20.3.  Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 10% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, beneficial owner of the Company’s unregistered equity securities, who acquired any equity securities of the Company during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.5. Information. All information provided by the Company in its FINRA questionnaire to counsel to the Underwriters specifically for use in connection with its public offering system (“Public Offering System”) filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.21.  Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22.  Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23  Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the Canadian Criminal Code and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act and the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.24  Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to counsel to the Underwriters on the Closing Date or on the Option Closing Date shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.25.  Lock-Up Agreements. Schedule 4 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of 5% or more of the Company’s outstanding Ordinary Shares (or securities convertible, exchangeable or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”).  The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.26.  Subsidiaries. Each of the direct and indirect Subsidiaries of the Company is duly organized or incorporated as applicable and in good standing under the laws of its place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Change on the assets, business or operations of the Company and its Subsidiaries taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.27.  Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.28. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.29.  Sarbanes-Oxley Compliance. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and the Option Closing Date.

2.29.1.  Reserved

2.29.2.  Reserved

2.30.  Accounting Controls. The Company and its Subsidiaries are in the process of establishing systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that will comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Auditor and the Audit Committee of the Board of Directors of the Company have been advised of:

(i)  all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(ii)  all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(iii)  any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.31.  No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.32.  No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

2.33. Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and necessary for the conduct of the business of the Company and each of its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company and except as may be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims referred to in this Section 2.33, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. To the knowledge of the Company, none of the technology employed by the Company has been obtained or is knowingly being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.34. Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Change, each of the Company and its Subsidiaries has: (i) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof; and (ii) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its Subsidiaries. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the Registration Statement and the Prospectus, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. There are no tax liens against the assets, properties or business of the Company or its Subsidiaries other than liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.35.  ERISA Compliance. The Company is not incorporated in the United States, has no U.S. employees and is not subject to the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”).

2.36.  Compliance with Laws. Each of the Company and each Subsidiary: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of the Company as currently conducted (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any warning letter or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any activity conducted by the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

2.37.  Emerging Growth Company. From the time of the initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

2.38.  Environmental Laws. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of Ordinary law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change.

2.39. Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.40.  Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.41.  Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.42.  Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, at the earliest time thereafter that the Company or the Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Public Securities and at the Effective Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.43.  Smaller Reporting Company. [RESERVED].

2.44.  Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.45.  Electronic Road Show. If the Company makes available a Bona Fide Electronic Road Show, it shall be in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.46.  Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.47.  Dividends and Distributions. Except as disclosed in the Pricing Disclosure Package, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.48.  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.49.  Integration. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.50.  Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company) or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of the Company or such Subsidiary or reasonably be expected to result in a Material Adverse Change.

2.51.  Corporate Records. The minute books of the Company have been made available to the Representative and counsel to the Underwriters and such books (i) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and shareholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.52.  Diligence Materials. The Company has provided to the Representative and counsel to the Underwriters all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or its counsel by the Representative.

2.53.  Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.  Covenants of the Company. The Company covenants and agrees as follows:

3.1.  Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2.  Federal Securities Laws.

3.2.1.  Compliance. The Company, subject to Section 3.2.2, shall comply in all material respects with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of its receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities and Representative’s Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities and Representative’s Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Company or to the underwriters; to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser; or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel to the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within two (2) Business Days prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-Allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Representative Counsel shall reasonably object.

3.2.3.  Exchange Act Registration. The Company shall use its commercially reasonable efforts to maintain the registration of the Ordinary Shares under the Exchange Act (except in connection with a going-private transaction) for a period of three years from the Effective Date, or until the Company is liquidated or is acquired, if earlier. For a period of (3) three years from the Effective Date, the Company shall not deregister any of the Ordinary Shares under the Exchange Act without the prior notice to the Representative.

3.2.4.  Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 3-B. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5.  Testing-the-Waters Communications. If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act Regulations (a “Written Testing-the-Waters Communication”) there occurred or occurs an event or development as a result of which such Written Testing- the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3.  Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon receipt of a written request therefor from such Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

3.4.  Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5.  Effectiveness and Events Requiring Notice to the Representative. The Company shall use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the occurrence of any event during the period described in this Section 3.5 that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable efforts to obtain promptly the lifting of such order.

3.6.  Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three (3) fiscal quarters immediately preceding the announcement of any quarterly financial information, or if it provides announcements only of its semi-annual financial statement, then it shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for the non-year end semi- annual announcement immediately preceding the announcement of such financial information.

3.7.   Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Ordinary Shares (including the Firm Shares and the Option Shares) on the Exchange for at least three (3) years from the date of this Agreement.

3.8.  PCAOB Firm; Investor Relations Firm. As of the Effective Date, the Company shall have retained: (i) an independent PCAOB registered public accounting firm reasonably acceptable to the Representative, which will have responsibility for the review, audit and certification of the financial statements and the financial exhibits, which shall initially be Marcum Asia CPAs, LLP, or another PCAOB accounting firm reasonably acceptable to the Representative, for at least three (3) year from the date of this Agreement; and (ii) a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be Ascent Investor Relations, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders for at least one (1) year from the date of this Agreement.

3.9.  Reports to the Representative.

3.9.1.  Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative:

(i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs released by the Company; (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to shareholders; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request. Documents filed with the Commission via its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2.  Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar in the United States reasonably acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Transhare Corporation is acceptable to the Representative to act as Transfer Agent for the Ordinary Shares.

3.9.3.  Trading Reports. For a period of three (3) years after the date of this Agreement, during such time as the Public Securities are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Securities, as the Representative may reasonably request.

3.10.  Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, or upon demand if there is no Closing, all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all Public Offering System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Exchange and such other stock exchange or exchanges as the Company and the Representative may together determine, including any fees charged by DTC; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $3,000 per individual; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such states or foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the Transfer Agent for the Ordinary Shares; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) the fees and expenses of counsel to the Underwriters; (o) translation cost for due diligence purposes, the reasonable cost for roadshow meetings and the preparation of a power point presentation; and (p) the Underwriters’ actual accountable expenses for the Offering, including, without limitation, expenses related to the “road show.” Notwithstanding the foregoing, the Company’s obligations to reimburse the Representative for any out-of- pocket expenses actually incurred as set forth in the preceding sentence shall not exceed $200,000 in the aggregate, (including but not limited to travel, due diligence expenses, communication, third party expenses, etc.), reasonable legal fees and disbursements of counsel to the Underwriters, road show expenses as described therein and background checks on the Company’s principals and directors, regardless of whether the Offering occurs, in connection with the performance of its services hereunder (the “Accountable Expenses”); provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement; and provided further that any expense over $5,000 shall require prior written or email approval by the Company. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Representative’s Accountable Expenses detailed in this Section irrespective of whether the Offering is consummated or whether or not there is a Closing, except in the case of a default by the Underwriters set forth in Section 6 of this Agreement. Any expense deposits will be returned by the Representative to the Company to the extent the Representative’s out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters. In addition, the Company hereby agrees to pay the Representative a separate non-accountable expense allowance computed at the rate of onepercent (1.0%) of the gross proceeds of the Public Securities sold in the Offering, plus a cash amount equal to $50,000.

3.11.  Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12.  [RESERVED].

3.13.  Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.14.  Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15.  Accountants. As of the date of this Agreement, the Company has retained an independent registered public accounting firm, as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.16.  FINRA. For a period of 60 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17.  No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18.  Company Lock-Up Agreements.

3.18.1. Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of three (3) months from the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company without notice to the Underwriter, other than entering into a line of credit or senior credit facility with a traditional bank or other lending institution; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 3.18.1 shall not apply to (i) the Ordinary Shares to be sold hereunder; (ii) the issuance by the Company of securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Representative has been advised in writing of such issuance prior to the date hereof; (iii) the issuance by the Company of securities of the Company under any stock compensation plan of the Company outstanding on the date hereof; (iv) any registration statement on Form S-8; or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions, provided such shares are not registered pursuant to a registrations statement for purposes of subclause (ii) in this paragraph, the Representative acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Underwriter.

3.18.2.  Lock-Up Agreements.

(a)   The Company’s directors and officers and any other holder of five percent (5%) percent or more holders of the outstanding Ordinary Shares as of the Effective Date of the Registration Statement as set forth in Schedule 4 hereto, will enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities will agree, for a period of six (6) months from the Closing Date (“Insider Lockup Period”), that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Representative ’s prior written consent.

3.19.  Release of Insider and Shareholder Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 3.18.2 and hereof for an officer or director of the Company or any holder of at least 5% of the Company’s issued and outstanding Ordinary Shares and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the Effective Date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver. The Company shall also file an appropriate Form 6-K with the Commission.

3.20.  Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21.  Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.22.  Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

3.23.  Press Releases. Prior to the Closing Date and any Option Closing Date (if any), the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

3.24.  Sarbanes-Oxley. The Company shall at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.25 Corporation Records Service. As of the date hereof and for a period of three (3) years from the Closing Date, the Company shall have registered and shall continue to maintain its registration with the Corporation Records Service (including annual report information) published by the Standard & Poor’s Corporation.

4.  Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1  Regulatory Matters.

4.1.1.  Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement shall have become effective not later than 5:30 p.m., New York City, New York, time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued by the Commission under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2. FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Exchange Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the first Option Closing Date (if any), the Option Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2  Company Counsel Matters.

4.2.1.  Closing Date Opinion of Counsel  . On the Closing Date, the Representative shall have received (i) the opinion of Hunter Taubman Fischer & Li LLC, United States counsel to the Company (“U.S. Counsel”) in form and substance reasonably satisfactory to the Representative; (ii) the opinion of Maples & Calder (Hong Kong) LLP, Cayman Islands counsel to the Company (“Cayman Islands Counsel”) in form and substance reasonably satisfactory to the Representative; (iii) the opinion of Jincheng, Tongda & Neal, People’s Republic of China counsel to the Company (“PRC Counsel”), in form and substance reasonably satisfactory to the Representative; and (iv) a written statement providing certain “10b-5” negative assurances, of U.S. Counsel in form and substance reasonably satisfactory to the Representative, all dated the Closing Date and addressed to the Representative.

4.2.2.  Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the opinions of counsel listed in Section 4.2.1, dated the Option Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in their respective opinion and also the written “10b-5” negative assurance statement delivered on the Closing Date.

4.3.  Comfort Letters.

4.3.1.  Cold Comfort Letter. At the time this Agreement is executed, the Representative shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative as representative of the Underwriters and in form and substance satisfactory to the counsel to the Underwriters, dated as of the date of this Agreement.

4.3.2.  Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4.  Officers’ Certificates.

4.4.1.  Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer or President and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that: (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, they believe that the Registration Statement and each amendment thereto after the Effective Date, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto after the Effective Date, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the Effective Date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus; (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date); and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2.  Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying on behalf of the Company and not in an individual capacity: (i) that each of the Memorandum and Articles of Association is true and complete, has not been amended or modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified or rescinded; and (iii) as to the incumbency of the officers of the Company who have signed the certificates set forth in Section 4.4.1. The documents referred to in such certificate shall be attached to such certificate.

4.5.  No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition, financial or otherwise, business or prospects of the Company from the date of this Agreement; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued by the Commission under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6.  No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Representative Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Representative’s legal counsel, is material or omits to state any fact which, in the opinion of Representative’s legal counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7.  Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Public Securities, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to the legal counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8.  Delivery of Agreements.

4.8.1.  Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 4 hereto.

4.9.  Additional Documents. At the Closing Date and at each Option Closing Date (if any), the Representative’s legal counsel shall have been furnished with such documents as they may reasonably require for the purpose of enabling such counsel to the Underwriters to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and the Representative’s Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative’s legal counsel.

5.  Indemnification.

5.1.  Indemnification of the Underwriters.

5.1.1. General. The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, legal counsel and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of, relating to, or based upon (A)(i) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or (iv) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information; or (B) any regulatory inquiry or investigation commenced or threatened by any federal, state or local regulatory body, including, without limitation, with respect to (i) the transactions contemplated by this Agreement; or (ii) trading in Ordinary Shares and market volatility of such Ordinary Shares. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.

5.1.2.  Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment and fees of legal counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own legal counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense ;of the Company shall have been authorized in writing by the Company in connection with the defense of such action; or (ii) the Company shall not have employed legal counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have been advised by its legal counsel that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, conditioned or delayed.

5.1.3 Indemnity Escrow. The Company shall, on the Closing Date, deposit into an escrow account, for the benefit of the Representative, with an escrow agent in the United States selected by the Representative, an amount equal to two hundred thousand dollars ($200,000) from the Offering proceeds to be released to the Underwriter Indemnified Parties in the connection with the payments of Company’s indemnification obligations pursuant to this Section 5. The escrow account will remain in place for a period of twelve (12) months from the date of the closing of the Offering. The Escrow Agreement shall be in the form of Exhibit C attached hereto, or as otherwise agreed by the Representative and the Company.

5.2.  Indemnification of the Company. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notif2 the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

5.3.  Contribution.

5.3.1.  Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering of the Ordinary Shares shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 5.3.1 no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2.  Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute as provided in this Section 5.3 are several and in proportion to their respective underwriting obligation, and not joint.

6.  Default by an Underwriter.

6.1.  Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2.  Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Representative does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 8.3 hereof with respect to the Underwriter’s expenses), or the several Underwriters; provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder. For the avoidance of doubt, nothing contained in this Section 6.2 shall excuse a default by the Representative (in its capacity as an Underwriter) in its obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised hereunder.

6.3.  Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel to the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Option Shares.

7.  Additional Covenants.

7.1. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act, the Exchange Act and the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system; and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

7.2.  Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., New York City, New York, time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.  Effective Date of this Agreement and Termination Thereof.

8.1.  Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2.  Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an escalation in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3.  Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual Accountable Expenses related to the transactions contemplated herein then incurred, up to $200,000 provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Such expenses amount shall cover the Representative’s Accountable Expenses for the Offering, including reasonable out-of-pocket expenses (including, but not limited to, travel communication, third party and legal counsel expenses) in connection with the performance of its services hereunder, regardless of whether the Offering is consummated and the Closing occurs, except in the case of a default by the Underwriters. The Representative will be entitled to a separate non-accountable expense allowance equal to 1.0% of the proceeds of the Offering, plus a cash amount equal to $50,000 only if the Offering is consummated and the Closing occurs.

8.4.  Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5. Representations, Warranties, Agreements to Survive. All representations, warranties and agreements by the Company contained in this Agreement (except for Section 6.2) or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9.  Miscellaneous.

9.1.  Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission or electronic mail and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Revere Securities, LLC

650 Fifth Avenue, 35th Floor

New York, New York 10022

Attn: Dajiang Guo

Email: dguo@reveresecurities.com

Fax No. 212 688-2454

with a copy (which shall not constitute notice) to:

Becker & Poliakoff LLP

45 Broadway

17th Floor

New York, NY 10006

Attn: Victor J. DiGioia, Esq.

Email: vdigioia@beckerlawyers.com

Fax No: 212-557-0295

If to the Company:

CCSC Technology International Holdings Limited

1301-03, 13/f Shatin Galleria, 18-24 Shan Mei Street

Fotan, Shatin

Hong Kong 00852-26870272

Attn: Chee Hui Law

Email: chlaw@ccsc-interconnect.com

Fax No.: 00852-26871176

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 1100

New York, New York 10005

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

Fax No. 1+212-202-6380

9.2.  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3.  Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4.  Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5.  Binding Effect. This Agreement shall inure solely to the benefit of the parties hereto and the indemnified parties referred to in Section 5 and their respective successors, heirs and assigns, and shall be binding upon each of them, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6.  Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York sitting in the County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7.  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8.  Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non- compliance or non-fulfillment.

9.9.  Severability. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent; (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction; and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity , legality or enforceability of any other provision of this Agreement. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CCSC TECHNOLOGY INTERNATIONAL
HOLDINGS LIMITED

By:
Name:	Kung Lok Chiu
Title:	Chief Executive Officer

Confirmed as of the date first written above, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

REVERE SECURITIES, LLC

By:
Name:	Dajiang Guo
Title:	Head of Investment Banking

[Signature Page]

EXHIBITS AND SCHEDULES TO CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED – UNDERWRITING AGREEMENT

EXHIBIT	Description
A	Form of Lockup Agreement
B	Form of Press Release

C	Form of Indemnity Escrow Deposit Agreement
C-1	Form of Indemnity Escrow Deposit Agreement Release Notice
C-2	Form of Escrow Release Notice
C-3	Certificate of Authorization – Revere Securities
D-4	Certificate of Authorization – CCSC Technology Holdings Limited
SCHEDULES
1	List of Underwriters
1-A	Overallotment among Underwriters
2-A	Pricing Information
3-A	Price Disclosure Package
3-B	Issuer General Use Free Writing
Prospectus
4	List of Lockup Parties

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased if the Over-Allotment Option is Fully Exercised

Revere Securities, LLC

TOTAL

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: [●]

Number of Option Shares: [●]

Public Offering Price per Firm Share: $[●]

Public Offering Price per Option Share: $[●]

Underwriting Discount per Firm Share: $[●]

Underwriting Discount per Option Share: $[●]

Proceeds to Company per Firm Share (before expenses): $[●]

Proceeds to Company per Option Share (before expenses): $[●]

SCHEDULE 3-B

Issuer General Use Free Writing Prospectuses

Free Writing Prospectus filed with the SEC on [●], 202[●] and linked to here: [●]

SCHEDULE 4 [CONFIRM]

List of Lock-Up Parties

Name	Lock-Up Period – 6 Monthss
Dr. Chi Sing Chiu	Six months
Pat Keung Chan	Six months
Kung Lok Chiu	Six months
Kwok Kwan Chan	Six months
Chee Hui Law	Six months
Chi Man Chan (William)	Six months
Sin Ting Chiu	Six months
Wai Chun Tsang	Six months
Tsz Fai Shiu	Six months
Kenneth Wang	Six months
CCSC Investment Limited	Six months
Sky Interconnect Global Limited	Six months

EXHIBIT A

Form of Lock-Up Agreement

[●], 2023

Revere Securities, LLC

650 Fifth Avenue, 35th Floor

New York, NY 10022

Attention: Mr. Dajiang Guo

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to Revere Securities, LLC (the “Underwriter”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between CCSC Technology International Holdings Limited, a holding company incorporated in the Cayman Islands (the “Company”), and the Underwriter, relating to the proposed public offering (the “Offering”) of Ordinary Shares, par value $0.0005 per share (the “Ordinary Shares”), of the Company. Unless defined herein, capitalized terms have the meanings given to them in the Underwriting Agreement.

In order to induce the Underwriter to continue its efforts in connection with the Offering, and in light of the benefits that the offering of the Ordinary Shares will confer upon the undersigned in his/her/its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of this Agreement through and including the date that is six (6) months after the Closing Date (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Underwriter, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Ordinary Shares.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

If the undersigned is an officer or director of the Company: (i) Underwriter agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Underwriter will notify the Company of the impending release or waiver; and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(i)  any transfers made by the undersigned: (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, or (d) if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company; or

(ii)  transfers consented to, in writing by Underwriter; provided however, that in the case of any transfer described in clause (i) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative of the Underwriters, acting on behalf of the Underwriters, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Underwriter. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Ordinary Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Ordinary Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any Ordinary Shares, (3) the withdrawal of the Registration Statement, or (4) the Offering has not closed by the termination date of the Offering or such other date as may be agreed as the final date of the Offering if the Company and the Underwriter extend the Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print) Address:

# of Ordinary Shares Held by Signatory:

EXHIBIT B

Form of Press Release

CCSC TECHNOLOGY INTERNATIONAL HOLDINGS

[●], 2023

CCSC Technology International Holdings Limited (the “Company”) announced today that Revere Securities, LLC, acting as representative for the underwriters in the Company’s recent public offering of [ ●] of the Company’s Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to [●] Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 202[●], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT C

Form of

Indemnity Escrow Deposit Agreement

INDEMNITY ESCROW DEPOSIT AGREEMENT

This INDEMNITY ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this [    ] day of _____ 2023, by and among CCSC Technology International Holdings Limited, a Cayman Islands corporation (the “Company”), having an address at ____________________________________________, Revere Securities, LLC, a Delaware limited liability company and the representative of the several underwriters named in the Underwriting Agreement (the “Representative”) by and between the Company and the Representative, having an address at 650 Fifth Avenue, 35 Floor, New York, New York 10022, and ______________________(the “Escrow Agent”), having an office at _______________________________. All capitalized terms not herein defined shall have the meanings ascribed to them in that certain Underwriting Agreement, dated as of [____], 2023, including all attachments, schedules and exhibits thereto (the “Underwriting Agreement”).

W I T N E S S E T H:

WHEREAS, the Representative and the Company have agreed that a certain sum of money in the amount of $200,000 (U.S.) shall be held in escrow upon certain terms and conditions pursuant to Section 5.1.3 of the Underwriting Agreement; and

WHEREAS, the Representative and the Company appoint the Escrow Agent as escrow agent of such escrow subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Escrow Agent accepts such appointment as escrow agent subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1.  Delivery of Escrow Funds.

(a)   The Company will deliver, or shall cause to be delivered, to the Escrow Agent $200,000 (U.S.) by checks or wire transfer made payable to “______________________________ as Escrow Agent for CCSC Technology Holdings Inc.” to be held in the Escrow Agent’s trust account at ____________________ entitled “CCSC Technology International Holdings Limited, _____ as Escrow Agent” having ABA No.__________, Account No. [_______________] (the “Escrow Account”).

(b)  The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds”.

(c)   The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of these checks or any other funds delivered to Escrow Agent for deposit into the Escrow Account. If, for any reason, these checks or any other funds deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to advise the Representative and the Company promptly thereof and return check in the manner directed in writing by the Representative and the Company.

2.  Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)   If the Representative advises the Escrow Agent and the Company in writing on or prior to [______], 2024 (the date that is twelve (12) months after the Closing Date) (the “Final Termination Date”) that there are indemnification amounts payable to the Representative or another Underwriter Indemnified Party by the Company pursuant to Sections 5.1.1 and 5.1.2 of the Underwriting Agreement that have not been paid by the Company, the Representative shall specify the amount due and payable in its notice, and the Escrow Agent shall wire transfer such amount to the Representative, provided such amount is collected and available for withdrawal and subject to Escrow Agent’s receipt of a joint written instruction from the Company and the Representative as set forth in Exhibit C-1. The Company shall not unreasonably withhold, delay or condition its execution of such Escrow Release Notice.

(b)  Promptly following the Final Termination Date, the Escrow Agent shall pay all remaining Escrow Funds by wire transfer to the Company in accordance with a joint written instruction in the form of Exhibit C-2 of the Company and the Representative. The Representative shall not unreasonably withhold, delay, or condition its execution of such Escrow Release Notice.

(c)   The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. The Escrow Agent may act in reliance, subject to Sections 5.1.1 and 5.1.2 of the Underwriting Agreement, upon instructions, court orders, notices, certifications, demands, consents, authorizations, receipts, powers of attorney or other writings delivered to it without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order.

3.  Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)   Upon execution of this Agreement, the Representative shall execute and deliver to Escrow Agent, Exhibit C-3 hereto and the Company shall execute and deliver to Escrow Agent Exhibit C-4 (together with Exhibit C-3, each a “Certificate”) hereto, for the purpose of (i) establishing the identity of each respective authorized representative(s) of the Representative and the Company entitled to singly initiate and/or confirm disbursement instructions to Escrow Agent on behalf of each such party and (ii) providing standing wire instructions for each of the Representative and the Company to be used for disbursements to said party. The Escrow Agent may act in reliance upon any signature on each Certificate believed by it to be genuine and may assume that any person who has been designated by the Representative or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions, including but not limited to, those contained on each Certificate. The Representative and the Company may update their respective Certificate by executing and delivering to the Escrow Agent an updated Certificate in the form attached hereto as Exhibit C-3 and/or Exhibit C-4. Until such time as Escrow Agent shall receive an updated Certificate, Escrow Agent shall be fully protected in relying without inquiry on the current Certificate(s) on file with Escrow Agent.

(b)  The Escrow Agent may seek confirmation of disbursement instructions by telephone call back to one of the authorized representatives set forth on each Certificate, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instruction it receives, the Escrow Agent may record such call back. If the Escrow Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. The Representative and the Company agree that the foregoing procedures constitute commercially reasonable security procedures. The Escrow Agent further agrees not to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party inconsistent with the foregoing.

(c)  The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(d) The Company and Representative, jointly and severally, agree to indemnify, release, and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses, including, but not limited to, attorney’s fees, costs and disbursements, (collectively “Claims”) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Agreement and the Escrow Agent’s performance hereunder or in connection herewith, except to the extent such Claims arise from Escrow Agent’s willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.

(e) In the event of any disagreement between or among the Representative and the Company, or between any of them and any other person, resulting in adverse claims or demands being made to Escrow Agent in connection with the Escrow Account, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after thirty (30) days’ notice to the Representative and the Company of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this section are cumulative of all other rights which it may have by law or otherwise.

(f)  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(g)  The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money delivered to the Escrow Agent for the Escrow Account and deposit said checks or instruments into the Escrow Account, and (ii) disburse or refrain from disbursing the Escrow Funds as stated herein, provided that the checks or instruments received by the Escrow Agent have been collected and are available for withdrawal.

4.  Escrow Account Statements and Information. The Escrow Agent agrees to send to the Representative and/or the Company a copy of the Escrow Account periodic statements, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Representative and/or the Company, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. The Representative and the Company agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Representative and the Company each consents to the Escrow Agent’s release of such Account information to any of the individuals designated by the Representative or the Company, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule 1 to the Underwriting Agreement. Further, the Representative and the Company have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Representative and the Company agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Representative and the Company each consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Representative and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds that it has received as of the date on which it provided the notice of resignation as depository. In such event, the Escrow Agent shall not take any action until the Representative and the Company jointly designates a banking corporation, trust company, attorney or other person as successor escrow agent. Upon receipt of such written instructions signed by the Representative and the Company, the Escrow Agent shall promptly deliver the Escrow Funds, net of any outstanding charges, to such successor escrow agent and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor escrow agent. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Termination. The Representative and the Company may terminate the appointment of the Escrow Agent hereunder upon a joint written notice to Escrow Agent specifying the date upon which such termination shall take effect. In the event of such termination, the Representative and the Company shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by both the Representative and the Company, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Representative and the Company fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

7.  Investment. All Escrow Funds received by the Escrow Agent shall be held only in a non-interest-bearing bank account at Escrow Agent.

8.  Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $6,000.00, which fee shall be paid by the Company upon the signing of this Agreement and which fee shall be deemed earned in full upon payment. The Company shall also reimburse the Escrow Agent for any pre-approved expenses incurred or made by the Escrow Agent in performance of its duties hereunder. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, the Escrow Agent shall advise the Representative and the Company and the Company shall direct all such amounts to be paid directly at any such closing.

9.  Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to the Representative:

Revere Securities, LLC

650 Fifth Avenue, 35th Floor

New York, New York 10022

Attention:	Dajiang Guo,

Head of Investment Banking

Fax No.:	212-688-2454

If to the Company:

CCSC Technology International Holdings Limited

1301-03, 13/f Shatin Galleria,

18-24 Shan Mei Street

Fotan Shatin, Hong Kong 00852-26870272

Attention: _______________________

Fax No.: _______________________

If to Escrow Agent:

[Name of Escrow Agent]

[Address 1]

[Address 2]

Attention: _______________________

Fax No.: _______________________

10.  General.

(a)   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)  This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)   All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)  This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)   If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)  This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.  Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

12.  No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

REVERE SECURITIES

By:
Name:	Dajiang Guo
Title:	Head of Investment Banking

CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:

ESCROW AGENT

Name:

EXHIBIT C-1

FORM OF INDEMNITY ESCROW DEPOSIT AGREEMENT RELEASE NOTICE

Date:

[Name of Escrow Agent]

[Address 1]

[Address 2]

Fax No.:

Dear _____________________:

In accordance with the terms of Section 2(a) of the Indemnity Escrow Deposit Agreement dated as of______, 2023 (the “Escrow Agreement”), by and between CCSC Technology International Holdings Limited (the “Company”), Revere Securities, LLC (the “Representative”), and ________________________ (the “Escrow Agent”), the Company and the Representative hereby notify the Escrow Agent that the a valid indemnity claim has been established and agreed in the amount of US$______.

PLEASE DISTRIBUTE THE SUM OF US$                    BY WIRE TRANSFER TO REVERE SECURITIES, LLC AS FOLLOWS :

[Wire transfer instructions to be inserted here.]

Very truly yours,

CCSC Technology International Holdings Limited

By:
Name:
Title:

Revere Securities LLC

By:	Name:	Title:

EXHIBIT C-2

FORM OF ESCROW RELEASE NOTICE

Date:

[NAME OF ESCROW AGENT]

[Address 1]

{Address 2]

Attention: _________________

Fax No.: (xxx) xxx-xxxx

Dear _____________________:

In accordance with the terms of Section 2(b) of the Indemnity Escrow Deposit Agreement dated as of , 2023 (the “Escrow Agreement”), by and between CCSC Technology International Holdings Limited (the “Company”), Revere Securities, LLC (the “Representative”), and ______________________________ (the “Escrow Agent”), the Company and the Representative hereby notify the Escrow Agent that the Final Termination Date has past.

PLEASE DISTRIBUTE THE SUM OF US$ BY WIRE TRANSFER TO CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED AS FOLLOWS :

[Wire transfer instructions to be inserted here.]

Very truly yours,

CCSC Technology International Holdings Limited

By:
Name:
Title:

Revere Securities, LLC

By:	Name:	Title:

EXHIBIT C-3

CERTIFICATE OF AUTHORIZED REPRESENTATIVES - REVERE SECURITIES, LLC

Name	Signature	Callback	Phone No.	Alt. Phone No.
(Y/N)

STANDING WIRE INSTRUCTIONS FOR REVERE SECURITIES, LLC

In accordance with Section 3(a) of the Indemnity Escrow Deposit Agreement disbursements to Revere Securities, LLC by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	[_______]
Bank Address:	[_______]
ABA Number:	[_______]
Account Number:	[_______]
Account Name:	[_______]

EXHIBIT C-4

CERTIFICATE OF AUTHORIZED REPRESENTATIVES –

CCSC TECHNOLOGYINTERNATIONALHOLDINGS LIMITED

Name	Signature	Callback	Phone No.	Alt. Phone No.
(Y/N)

STANDING WIRE INSTRUCTIONS FOR CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED

In accordance with Section 3(a) of the Indemnity Escrow Deposit Agreement disbursements to CCSC Technology International Holdings Limited by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	[_______________________]
Bank Address:	[_______________________]
ABA Number:	[_______________________]
Account Number:	[_______________________]
Account Name:	[_______________________]